UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 7, 2011

BROADRIDGE FINANCIAL SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE

(State or other jurisdiction of incorporation)

001-33220	33-1151291
(Commission file number)	(I.R.S. Employer Identification No.)

1981 Marcus Avenue

Lake Success, New York 11042

(Address of principal executive offices)

Registrant’s telephone number, including area code: (516) 472-5400

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Amendment No. 1 on Form 8-K/A (this “Amendment”) amends the Current Report on Form 8-K of Broadridge Financial Solutions, Inc. dated January 7, 2011, previously filed with the United States Securities and Exchange Commission (the “SEC”) on January 10, 2011 (the “Original Filing”). We are filing this Amendment to replace the Stock Purchase Agreement that was filed as Exhibit 2.1 to the Original Filing and the Escrow Agreement that was filed as Exhibit 2.2 to the Original Filing. The replacement of Exhibit 2.2 includes an exhibit to the Escrow Agreement that had previously been omitted pursuant to Item 601(b)(2) of Regulation S-K under the Securities Exchange Act of 1934, as amended.

No modification or update is otherwise made to any other disclosures or Exhibits in the Original Filing, nor does this Amendment reflect any events occurring after the date of the Original Filing. As such, this Form 8–K/A should be read in conjunction with the Original Filing made with the SEC on January 10, 2011.

Item 9.01.	Financial Statements and Exhibits.

Exhibits. The following exhibits are furnished herewith:

Exhibit No.	Description

2.1	Stock Purchase Agreement, dated as of November 23, 2010, by and among the sellers named therein, Broadridge Investor Communication Solutions, Inc. and Broadridge Financial Solutions, Inc.(1)(2)

2.2	Escrow Agreement, dated as of January 7, 2011, by and among Capital One, N.A., Broadridge Investor Communication Solutions, Inc., the sellers named therein and Bluff Point Associates Corp.(2)

(1)	Schedules to the Stock Purchase Agreement filed as Exhibit 2.1 have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Registrant hereby undertakes to furnish supplemental copies of any omitted schedules upon request by the Securities and Exchange Commission.
(2)	Certain Confidential Information contained in this Exhibit was omitted by means of redacting a portion of the text and replacing it with an asterisk. This Exhibit has been filed separately with the Secretary of the Securities and Exchange Commission without the redaction pursuant to a Confidential Treatment Request under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 19, 2011

BROADRIDGE FINANCIAL SOLUTIONS, INC.

By:	/s/ Dan Sheldon
Name: Dan Sheldon
Title: Vice President, Chief Financial Officer